Exhibit 99.1

Education Funding Capital Trust-II

Statements to Noteholders

December 31, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:			December 31, 2003

	Principal	Interest	Carryover Interest
Series 2003A-1	12,269,794.33	192,189.60	—
Series 2003A-2	—	451,360.00	—
Series 2003A-3	—	1,004,640.00	—
Series 2003A-4	—	65,333.33	—
Series 2003A-5	—	65,333.33	—
Series 2003A-6	—	87,111.11	—
Series 2003A-7	—	87,888.89	—
Series 2003A-8	—	87,888.89	—
Series 2003B-1	—	47,444.44	—

	12,269,794.33	2,089,189.59	—

Information on Each Series of Notes as of:				December 31, 2003

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2003A-1	51,621,844.24	0.6452731	1.22000%	N/A
Series 2003A-2	144,000,000.00	1.0000000	1.27000%	N/A
Series 2003A-3	276,000,000.00	1.0000000	1.47000%	N/A
Auction Rate Notes (28-day ARS):
Series 2003A-4	75,000,000.00	1.0000000	1.15000%	—
Series 2003A-5	75,000,000.00	1.0000000	1.16000%	—
Series 2003A-6	100,000,000.00	1.0000000	1.20000%	—
Series 2003A-7	100,000,000.00	1.0000000	1.20000%	—
Series 2003A-8	100,000,000.00	1.0000000	1.17000%	—
Series 2003B-1	50,000,000.00	1.0000000	1.22000%	—

	971,621,844.24			—

Education Funding Capital Trust-II

Statements to Noteholders

December 31, 2003

(per Section 11.04)

Value of the Trust Estate as of:	December 31, 2003

Principal Balance of Financed Student Loans	909,448,608.37
Accrued Interest on Financed Student Loans	7,822,215.21
Cash and Investment Balance	39,113,964.48
Accrued Interest on Cash and Investments	2,677.15

956,387,465.21

Accrued Interest and Fees with respect to the Notes	619,819.77

Pool Balance	909,448,608.37

Parity Percentage	98.37%

Senior Parity Percentage	103.70%

Rollforward of Indenture Funds during month ended:				December 31, 2003

	Distribution Account	Acquisition Account	Reserve Account	Capitalized Interest Account
Beginning Balance	2,297,900.48	(0.00)	10,000,000.00	7,983,299.77
Withdrawals	(3,608,973.00)	—	—	—
Deposits	2,214,505.46	—	—	—

Ending Balance	903,432.94	(0.00)	10,000,000.00	7,983,299.77

Amounts allocated during month ended:	December 31, 2003

Servicing fees	178,394.75
Administration fee	38,159.63
Auction agent fee	3,888.89
Broker dealer fee	97,222.20
Calculation agent fee	—
Trustee fee	35,335.32

353,000.79

Activity on Financed Student Loans during month ended:	December 31, 2003

Recoveries of Principal	4,662,425.54

Recoveries of Interest	2,347,293.75

Acquisitions of Financed Student Loans	—

Sales of Financed Student Loans	27,319.75

Initial federal reimbursement claims	247,677.00

Rejected federal reimbursement claims	—

Education Funding Capital Trust-II

Statements to Noteholders

Portfolio Statistics

December 31, 2003

(per Section 11.04)

	Number of Borrowers	Outstanding Balance		ABI
		Dollars	Percentage
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment - Current	22,917	587,286,172	64.58%	25,627
Repayment - Delinquent	3,601	96,385,641	10.60%	26,766
Forbearance	1,747	66,030,177	7.26%	37,796
Deferment	4,466	159,746,618	17.57%	35,770

Total Repayment	32,731	909,448,608	100.00%	27,786

Total Portfolio	32,731	909,448,608	100.00%	27,786

Breakdown of Delinquent:
11 - 30 days	1,561	40,273,203	4.43%	25,800
31 - 60 days	976	25,862,871	2.84%	26,499
61 - 90 days	416	11,388,514	1.25%	27,376
91 - 120 days	186	5,495,301	0.60%	29,545
121 - 150 days	73	2,157,541	0.24%	29,555
151 - 180 days	65	1,680,444	0.18%	25,853
181 - 210 days	72	1,939,803	0.21%	26,942
211 - 240 days	94	3,221,921	0.35%	34,276
241 - 270 days	77	2,150,090	0.24%	27,923
Over 270 days	66	1,893,427	0.21%	28,688
Claim Filed	15	322,528	0.04%	21,502

Total Delinquent	3,601	96,385,641	10.60%	26,766

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	32,731	909,448,608	100.00%	27,786

Total	32,731	909,448,608	100.00%	27,786